                                                                   Exhibit 10.32

                         INTELLECTUAL PROPERTY AGREEMENT

This Intellectual Property Agreement (the "Agreement"), effective as of May 7, 2002, (the "Effective Date") is entered into by and between NetRatings, Inc., a Delaware corporation, having its principal place of business at 890 Hillview Court, Milpitas, California 95035 ("NetRatings"), and Jupiter Media Metrix, a Delaware corporation with its principal place of business at 21 Astor Place, 6th Floor New York, NY 10003 ("JMM").

                                    RECITALS

WHEREAS, this Agreement is being entered into pursuant to a Settlement Agreement being executed concurrently herewith wherein JMM and NetRatings are comprising any and all claims they have or may have with respect to Civil Action No. 01-193-SLR (the "Action"); and

WHEREAS, as contemplated by the Settlement Agreement and as part of the settlement contemplated therein, the parties desire that each party shall have rights in certain Covered Patents and certain other Intellectual Property as set forth herein.

In consideration of the promises and mutual covenants herein contained, NetRatings and JMM agree as follows:

                                    AGREEMENT

1.   Definitions. The following terms shall have the meanings set forth below:
     -----------

     1.1 "Closing Date" shall have the meaning set forth in the Asset Purchase Agreement that the parties are executing concurrent with the execution of this Agreement.

     1.2 "Covered Patents" shall mean the JMM patents and patent applications (including all patents issuing therefrom) listed in Exhibit A ("JMM Patents") as
                                                    ---------
well as any patents claiming priority, in whole or in part, to either of the foregoing, filed in any country, including utility models and registrations and also including any reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations, continuations-in-part or counterparts thereof.

     1.3 "Encumbrances" shall mean restrictions on or conditions to transfer or assignment, claims, liabilities, liens, pledges, mortgages or security interests of any kind, whether accrued, absolute, contingent, or otherwise, affecting any of the Subject IP.

     1.4 "Intellectual Property" shall mean United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations, continuations-in-part and counterparts thereof (the "Patents"); (ii) rights in inventions (whether patentable or not), improvements, trade secrets, proprietary information, know how, and any rights in technology, invention disclosures, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) industrial designs and any registrations and applications therefor; and (v) any similar or equivalent rights to any of the foregoing (as applicable). Notwithstanding the foregoing, Intellectual Property will not include any rights in Trademarks.

     1.5 "PC Meter Technology" shall mean the method and software for logging and reporting on-line activity of computer users known as "PC Meter" an all related database systems and technologies used with such method and software, as more particularly described in Exhibit B ("PC Meter Technology").

     1.6 "Quarter" shall mean a period of three (3) consecutive calendar months commencing upon either January 1, April 1, July 1 or October 1. "Quarterly" shall mean once per Quarter.

     1.7 "Subject IP" shall mean the Covered Patents and PC Meter Technology, collectively.

     1.8 "Trademarks" shall mean trade names, logos, common law trademarks and service marks, trademark, and service mark registrations, related goodwill and applications therefor throughout the world, as well as domain names, uniform resource locators, other names and locators associated with the Internet, and applications or registrations therefor.

     1.9 "Year" shall mean a twelve (12) calendar month period beginning on January 1.

2.   Assignment and Licenses.
     -----------------------

     2.1 Covered Patents.
         ---------------

         (a) Assignment to NetRatings. Effective upon the Closing Date, JMM
             ------------------------
hereby assigns to NetRatings all of JMM's rights, title and interest in and to the Covered Patents. The foregoing assignments also include the right to sue for infringement or misappropriation of the Covered Patents and collect damages for past as well as future infringement and/or misappropriation of the Covered Patents.

         (b) License Back to JMM. In consideration for and subject to the terms
             -------------------
and conditions of this Agreement, including but not limited to the payments specified in Section 3.2 (JMM Consideration), NetRatings hereby grants to JMM for a period beginning on the Closing Date through June 30, 2005, under all of NetRatings' rights in the Covered Patents, the non-exclusive, non-sublicensable, royalty-bearing, limited right to exploit the Covered Patents in any manner necessary to conduct the JMM Business (as defined in Section 6.2 (By JMM)) in the United States. The foregoing license is transferable and assignable so long as the transferee, assignee or successor in interest (collectively referred to as "Transferee") agrees in writing to be bound by all the terms applicable to this license, including but not limited to Section 3.2 (JMM Consideration).

     2.2 PC Meter Technology. JMM hereby grants to NetRatings (including any
         -------------------
consultants and contractors working on NetRatings' behalf), under all of JMM's Intellectual Property in and to the PC Meter Technology, the non-exclusive, irrevocable, perpetual, royalty-free, fully-paid up license (including the right to sublicense through multiple tiers) to use, reproduce, distribute, publicly perform, publicly display, prepare derivative works based upon and otherwise exploit the PC Meter Technology in any manner (including without limitation, combining, embedding or integrating the PC Meter Technology, or any portion thereof, with or into any other software), in both source code and object code form. NetRatings shall be the sole owner of all Intellectual Property in and to any derivative works of the PC Meter Technology it creates or has created on its behalf. NetRatings agrees that any sublicense of the PC Meter Technology shall be pursuant to license terms that are no less protective of JMM's Intellectual Property in and to such PC Meter Technology as those that NetRatings imposes on licensees of its own proprietary software.

     2.3 Delivery. Promptly after the Closing Date, JMM shall deliver to
         --------
NetRatings, at a location and in a format specified by NetRatings: (a) a copy of the object code and fully documented source code for all versions of the PC Meter Technology; and (b) copies of all documents in JMM's possession or control relating to the Covered Patents and PC Meter Technology.

     2.4 Reservation of Rights. Except as specifically stated in this Agreement,
         ---------------------
nothing contained in this Agreement shall be construed as conferring on a party any license or other right, by implication, estoppel or otherwise to any other Intellectual Property or Trademarks of the other party.

3.   Payment Terms.
     -------------

     3.1 NetRatings Consideration. The parties acknowledge and agree that the
         ------------------------
consideration provided for in Article 2 of the Settlement Agreement constitutes adequate consideration for, among other things, the assignment to NetRatings of the rights granted in Section 2.1 ("Assignment of Rights").

3.2  JMM Consideration.
     -----------------

     (a) Fee. In consideration of the license granted by NetRatings to JMM in
         ---
Section 2.1(b) (License Back to JMM), JMM shall pay NetRatings the following amounts:

         (i) for each of the three (3) calendar months beginning on July 1, 2002, a non-refundable, irrevocable fee of $125,000 per month, payable in advance by the tenth (10th) day of each month;

         (ii) for the Quarter beginning on October 1, 2002, a non-refundable, irrevocable fee of $375,000, payable in advance by the tenth (10th) day of the Quarter;

         (iii) for each Year of the license's duration starting January 1, 2003, an annual fee equal to $1,500,000.00 in the first Year and $1,750,000 in the second Year, payable in advance on a Quarterly basis by the tenth (10th) of each Quarter with each such Quarterly payment being non-refundable and irrevocable; and

         (iv) for the period from January 1, 2005 until June 30, 2005, a non-refundable, irrevocable fee of $500,000 per Quarter, payable in advance by the tenth (10th) day of the Quarter.

     (b) Taxes. JMM shall be responsible for all sales taxes, use taxes,
         -----
withholding taxes, value added taxes, import and export taxes and any other similar taxes imposed by any United States' federal, state, provincial or local governmental entity or any non-US government entity on the transactions contemplated by this Agreement, excluding taxes based on NetRatings' net income.

4.   Prosecution, Maintenance and Enforcement of Patents.
     ---------------------------------------------------

     4.1 Prosecution Rights. On and after the Closing Date, the expenses for
         ------------------
prosecuting each Covered Patent (including without limitation any taxes, annuities and maintenance fees for any pending application and/or issued patent corresponding to each Covered Patent), and for the issuance of the respective patent shall be borne by NetRatings. JMM agrees to furnish NetRatings with all documents and other assistance, as such may be necessary, for the prosecution of each application. JMM agrees that it will not challenge the validity or enforceability of the Covered Patents, and will not assist, assign or cooperate, directly or indirectly, in (i) challenging the validity or enforceability of any claims of the Covered Patents in any action or (ii) defending any third party in an infringement action asserted by NetRatings related to the Covered Patents.

     4.2 Notification of Infringement. JMM shall promptly inform NetRatings of
         ----------------------------
any suspected infringement of any of the Covered Patents by a third party.

     4.3 Further Assurances. JMM shall perform all acts deemed necessary or
         ------------------
desirable by NetRatings to permit and assist NetRatings, at NetRatings' expense, in perfecting and enforcing its rights throughout the world in the Covered Patents. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement, including litigation, of the Covered Patents or other legal proceedings. Concurrent with the execution of this Agreement, NetRatings shall receive from JMM assignments substantially in the form of Exhibit C-1 ("Patent Assignment") with respect to
                             -----------
the Covered Patents, duly executed on behalf of JMM by an officer and notarized, and in a form acceptable for recording with the United States Patent and Trademark Office and any patent office in any other jurisdiction, as applicable. In the event that NetRatings is unable for any reason whatsoever to secure a signature to any document it believes is reasonably required in order to apply for or execute any paper with respect to the Covered Patents (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), JMM hereby irrevocably designate and appoint NetRatings and its duly authorized officers and agents as NetRatings' agents and its attorneys-in-fact to act for and on its behalf and instead of it, to execute and file any such paper and to do all other lawfully permitted acts to further the prosecution and issuance of patents or other rights therein in the Covered Patents with the same legal force and effect as if executed by NetRatings.

     4.4 Disclosure of Information. JMM will not disclose to any third party any
         -------------------------
information it has obtained in connection with the prosecution of the Covered Patents. Notwithstanding the foregoing, if JMM is served with a subpoena or court order requiring the disclosure of information relating to any Covered Patent, JMM shall promptly notify NetRatings and cooperate, at NetRatings' expense, in obtaining enough time for NetRatings to object to such disclosure, move for a protective order, seek to limit such production of information and/or to quash the subpoena.

5.   Warranties.
     ----------

     5.1 Ownership. JMM owns all the Subject IP, free and clear of all
         ---------
Encumbrances and any exclusive licenses or rights to use the same, and JMM is not a joint owner of any portion of the Subject IP with any third party. All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Subject IP at any stage of its development were written, developed and created solely and exclusively by employees of JMM without the assistance of any third party.

     5.2 Disclosure. Exhibits A ("JMM Patents") contain an accurate and complete
         ----------  ----------
list of all jurisdictions in which each Covered Patent has been issued or registered or in which any such application for such issuance or registration has been filed (collectively, the "Intellectual Property Registrations").

     5.3 Licenses to and from Third Parties. As of the Effective Date, Section
         ----------------------------------
5.3 of Exhibit D ("Disclosure Schedule") attached hereto (the "Disclosure
       ---------
Schedule") lists (i) licenses, sublicenses or any other agreements pursuant to which any third party is authorized to use any Covered Patents ("Third Party Out-Bound Licenses") and (ii) all licenses, sublicenses and other agreements with third parties (the "Third Party In-Bound Licenses") to which JMM is a party and pursuant to which JMM is authorized to use any Intellectual Property owned by a third party and which is used by JMM in the manufacture of, incorporated in or forms a part of any Covered Patents or PC Meter Technology. To the knowledge of JMM, no third party subject to a Third Party Out-Bound License is in breach or default of such Third Party Out-Bound License.

     5.4 No Conflicts or Consents. The execution and delivery of this Agreement,
         ------------------------
compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Encumbrance relating to the Subject IP, or right of termination, cancellation or acceleration of any Subject IP, or the loss or Encumbrance of any Subject IP or material benefit related thereto, or result in or require the creation, imposition or extension of any Encumbrance upon any Subject IP or otherwise impair the right of NetRatings, its subsidiaries or affiliated companies, or its customers to use the Subject IP as contemplated by this Agreement. Except as set forth in Section 5.4 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or any governmental authority is required to be obtained on the part of JMM to permit the consummation of the transactions contemplated by this Agreement.

     5.5 No Notice of Claims. JMM (i) has not received notice that it has been
         -------------------
sued in any suit, action or proceeding which involves a claim of infringement of any portion of the Subject IP; and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Subject IP or Third Party In-Bound License. Except with respect to the Action, there is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the Subject IP to which JMM is a party or by which it is bound.

     5.6 Protection of Confidential Information. JMM has taken all reasonable
         --------------------------------------
measures and precautions to protect and maintain the confidentiality, secrecy and value of all material trade secrets or confidential information included in the Covered Patents (except whose value would not be impaired by disclosure). Without limiting the generality of the foregoing, all current and former employees of JMM who are or were involved in, or who have contributed to, the creation or development of any portion of the Covered Patents have executed and delivered to JMM an agreement that is substantially identical to the form of confidential information and invention assignment agreement previously delivered by JMM to NetRatings. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Covered Patent.

     5.7 Maintenance Fees. Section 5.7 of the Disclosure Schedule lists all
        -----------------
Intellectual Property Registrations for which maintenance fees and/or annuities are due (and have not yet been paid) in any jurisdiction in which such Intellectual Property Registration has been filed at any time through the end of the first two (2) full calendar quarters after the Closing Date or for which any action must be taken under the Patent Cooperation Treaty or in any jurisdiction in which such Intellectual Property Registration has been filed in order to preserve any rights in or to the Covered Patents at any time in such period.

6.   Termination of License Back
     ---------------------------

     6.1 By NetRatings. In the event that JMM breaches any material provision of
         -------------
this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof from NetRatings, the license back granted to JMM pursuant to Section 2.1(b) (License Back to JMM) shall be deemed terminated effective upon the expiration of such thirty (30) day period. Within thirty (30) days after the effective termination of such license back, JMM shall pay NetRatings all monthly and Quarterly payments accrued through the effective termination date of such license.

     6.2 By JMM. In the event JMM (or its Transferee) intends to cease the
         ------
conduct of the JMM Business, and only in such event, JMM (or its Transferee) may terminate the license it received pursuant to Section 2.1(b) (License Back to
JMM), together with all corresponding payment obligations hereunder, upon thirty
(30) days written notice to NetRatings (the "Notice Period"). Notwithstanding any termination of such license to JMM, unless prior to the commencement of the next succeeding month or Quarter, as applicable, (i) the Notice Period expires and (ii) JMM (or its Transferee) has certified in writing to NetRatings that it
---
has ceased the conduct of the JMM Business, JMM shall be liable for the payment corresponding to such succeeding month or Quarter, as specified in Section 3.2(a) (Fee). Under no circumstances shall JMM receive any refund of any monthly or Quarterly payments paid through the effective termination date of the license. For purposes of this Agreement, "JMM Business" shall mean the provision of research, advisory and measurement products and services based primarily on the collection of internet audience measurement data by JMM (or any Transferee) to persons who are either (a) customers of JMM on the date of this Agreement who are not also customers of any Transferee or its affiliates on the date of this Agreement (whether the revenue is derived from existing contracts, extensions or renewals or modifications thereof, or from new contracts with the same customers) or (b) customers to whom JMM (including any Transferee) provides such products and services with the use of the Covered Patent.

7.   Miscellaneous.
     -------------

     7.1 Jointly Negotiated. The parties hereby agree that this Agreement has
         ------------------
been jointly negotiated and drafted by the parties and that it shall not be construed either for or against either party based upon the party who drafted any part of it.

     7.2 Governing Law. This Agreement, any dispute arising under or which is
         -------------
related to this Agreement (whether in contract, tort or otherwise), and the validity, performance and interpretation of this Agreement shall be governed by and construed in all respects under, the laws of the United States of America and the State of Delaware without giving effect to its conflicts of law principles.

     7.3 No Waiver. No term or provision hereof will be considered waived by
         ---------
either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

     7.4 Assignment. Nothing in this Agreement shall be deemed to prohibit or
         ----------
otherwise limit NetRatings' ability to assign any rights or delegate any obligations under this Agreement. This Agreement shall benefit and bind the permitted successors and assigns of NetRatings.

     7.5 Notices. All notices required to be given under this Agreement shall be
         -------
in writing and delivered to the parties at their respective addresses set forth below (or such other address as specified by either party in accordance with the provisions of this section) by (i) hand delivery, (ii) nationally recognized overnight courier, (iii) mailed postage prepaid by certified or registered mail, return receipt requested, or (iv) facsimile transmission with verification of receipt, and will be deemed to be effective the day of delivery by hand or overnight courier, the day of transmission if sent by facsimile, or three (3) days after mailing if sent by mail:

If to NetRatings:     NetRatings, Inc.
                      890 Hillview Court
                      Milpitas, CA 95035
                      Attention:  General Counsel
                      Facsimile No.: 408-586-0208

With a Copy to:       Gray Cary Ware & Freidenrich LLP
                      400 Hamilton Avenue
                      Palo Alto, CA 94301
                      Attention:  Mark F. Radcliffe, Esq.
                      Facsimile No.:  650-833-2001

If to JMM:            Jupiter Media Metrix, Inc.
                      21 Astor Place, 6th Floor
                      New York, NY 10003
                      Attention:  Chief Executive Officer
                      Facsimile No.:  917-534-6809
                      Attention:  General Counsel

With a Copy to:       Brobeck, Phleger & Harrison LLP
                      1633 Broadway, 47th Floor
                      New York, NY 10019
                      Attention:  Richard H. Gilden, Esq.
                      Facsimile No.:  212-586-7878

     7.6  Severability. In the event that any court or arbitrator having
          ------------
jurisdiction shall determine that any provision contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court or arbitrator deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court or arbitrator shall deem any such provision wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     7.7  Independent Contractors. In the course of performing under this
          -----------------------
Agreement, each of the parties will operate as, and have the status of, an independent contractor and will not act as or be an agent, partner, co-venturer, employee or fiduciary of the other party. Neither party will have the right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

     7.8  Section Headings. The section headings appearing in this Agreement are
          ----------------
inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect this Agreement. The plural shall be deemed to include the singular, and the singular shall be deemed to include the plural.

     7.9  Attorneys' Fees. In the event any proceeding or lawsuit is brought
          ---------------
against any party to this Agreement in connection with this Agreement, the prevailing party will be entitled to recover its costs and expenses, including expert witness' fees and attorneys' fees.

     7.10 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO
          -----------------------
THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY

DAMAGES ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT AND NEITHER PARTY'S SUPPLIERS SHALL BE LIABLE FOR ANY DAMAGES INCLUDING, BUT NOT LIMITED TO, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES. ALL OF THE ABOVE LISTED LIMITATIONS APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     7.11 Scope of Agreement; Amendment. The parties hereto acknowledge that
          -----------------------------
each has read this Agreement and all Exhibits hereto, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement and supersedes all prior or contemporaneous proposals (oral or written), understandings, representations, agreements, conditions, warranties, covenants, and other communications between the parties relating hereto relating to the subject matter of this Agreement. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement. If there is any conflict between the terms of this Agreement and any pre-existing non-disclosure agreement between the parties, the terms of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their authorized representatives.

Agreed to:                                 Agreed to:
NETRATINGS, INC.                           JUPITER MEDIA METRIX


By: /s/ William Pulver                     By: /s/ Robert Becker

Name: William Pulver                       Name: Robert Becker

Title: President and                       Title: President and
       Chief Executive Officer                    Chief Executive Officer

Date: May 7, 2002                          Date: May 7, 2002


                                    EXHIBIT A
                                    ---------

                                   JMM Patents
                                   -----------

U.S. Patent No. 6,115,680
U.S. Patent No. 5,676,510

                                    EXHIBIT B
                                    ---------

                               PC Meter Technology
                               -------------------

"PC Meter Technology" shall mean all legal and equitable rights, title and interest JMM has in any and all intellectual property, trade secrets and proprietary information ,including know-how and copyrights regarding JMM's systems and methods for logging and reporting on-line activity of computer users, including without limitation (a) the full and complete source code, to the extent it exists, for all versions and for all platforms of the software known as of the Closing Date as "PC Meter"; and (b) the full and complete source code for all versions of JMM's database systems, and related technologies, used with the PC Meter software.

                                   EXHIBIT C-1
                                   -----------

                               Patent Assignment
                               -----------------

                           PATENT ASSIGNMENT AGREEMENT

     WHEREAS, the undersigned, Jupiter Media Metrix, Inc., a Delaware corporation having a place of business at 21 Astor Place, 6th Floor, New York, NY 10003 ("Assignor") is the owner of the entire right, title and interest in the patent properties listed on Schedule A (the "Assigned Patent Properties");
                                ----------
and

     WHEREAS, NetRatings, Inc., a Delaware corporation having a place of business at 890 Hillview Court, Milpitas, California 95035 ("Assignee"), is desirous of acquiring the Assigned Patent Properties and any rights in the Assigned Patent Properties for good and valuable consideration set forth in the Intellectual Property Agreement executed between Assignor and Assignee dated May 7, 2002.

     NOW, THEREFORE, in consideration of good and valuable consideration acknowledged by Assignor to have been received in full from Assignee:

     1. Effective upon execution, Assignor does hereby sell, assign, transfer and convey unto Assignee, all of their right, title and interest together with the benefits and privileges in and to all inventions and discoveries set forth in the Assigned Patent Properties;

     2. Assignor hereby covenants and agrees to cooperate with Assignee to enable Assignee to obtain, sustain, enforce and enjoy to the fullest extent all right, title and interest herein conveyed in any country. Such cooperation by Assignor shall include production of pertinent facts and documents, giving of testimony, execution of petitions, oaths, specifications, declarations or other papers, and other assistance all to the extent deemed reasonably necessary or desirable by Assignee, (a) for perfecting in Assignee the right, title and interest herein conveyed; (b) for filing and prosecuting substitute, divisional, continuing or additional applications covering the Assigned Patent Properties;
(c) for filing and prosecuting applications for re-issuance of any of the Assigned Patent Properties; (d) for interference or other priority proceedings involving the Assigned Patent Properties; and (e) for legal proceedings involving the Assigned Patent Properties for infringement actions and court actions; provided, however, that the expense incurred by Assignor in providing such cooperation shall be paid for by Assignee. In the event that Assignee is unable for any reason to secure Assignor's signature to any document required to apply for or execute any patent applications or patents (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as Assignor's agent and attorney-in-fact to act for and in their behalf, and instead of Assignor, to execute and file any such applications and to do all other lawfully permitted acts to further the perfection, prosecution and issuance of patents or other rights therein with the same legal force and effect as if executed by Assignor.

     3. Assignor warrants that it has not knowingly conveyed and shall not convey to others any rights in said inventions, discoveries, applications, patents or Assigned Patent Properties; and warrants it has good right to assign the same to Assignee without encumbrance.

     4. The terms and covenants of this Patent Assignment Agreement shall inure to the benefit of Assignee, its successors and assigns, and shall be binding upon Assignor and its successors and assigns.

     IN WITNESS WHEREOF, Assignor has executed and delivered this instrument to Assignee effective the 7th day of May, 2002.

ASSIGNOR:   Jupiter Media Metrix, Inc.

Today's
Date: May 7, 2002         By:  /s/ Robert Becker
                                   Title: President and Chief Executive Officer

STATE OF CALIFORNIA    )
                       )  ss.
COUNTY OF              )

     On ______________________ before me, ______________________, Notary Public, personally appeared ____________________________, personally known or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         Witness my hand and official seal.



                           -------------------------------------
         Notary Public

                                   Schedule A
                                   ----------

                           Assigned Patent Properties



U.S. Patent No. 6,115,680
U.S. Patent No. 5,676,510

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